United States
Securities and Exchange Commission
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2005

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

Medical Technology Systems, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 1.02  Termination of a Material Definitive Agreement

        Effective as of July 1, 2003, MTS Medication Technologies, Inc. (“MTS”) entered into an Employment Agreement with Michael P. Conroy (the “Employment Agreement”), whereby Mr. Conroy would serve as Vice President and Chief Financial Officer of MTS. The term of the Employment Agreement was until March 31, 2006. The terms and conditions of the Employment Agreement are more fully set forth in Exhibit 10.2 to MTS’s Quarterly Report on Form 10-Q for the period ending June 30, 2003, which Exhibit is incorporated by reference in its entirety into this Current Report on Form 8-K.

        On December 29, 2004, MTS and Mr. Conroy entered into an Employment Agreement Termination and Retirement Agreement (the “Termination Agreement”), which terminated the Employment Agreement, effective January 7, 2005. The terms and conditions of the Termination Agreement are more fully set forth in Exhibit 10.1 attached to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

                     (c)        Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Agreement Termination and Retirement Agreement between Michael P. Conroy and MTS, dated December 29, 2004.

10.2	Employment Agreement between Michael P. Conroy and MTS, effective as of July 1, 2003, incorporated by reference to Exhibit 10.2 of MTS’s Quarterly Report on Form 10-Q for the period ending June 30, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: January 10, 2005	By:	/s/ Michael Branca
Michael Branca
Vice President and Chief Financial Officer